UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308

(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 20, 2012, Ramtron International Corporation (the “Company”) and ROHM Co., Ltd. (“ROHM”) executed a long-term, multi-year Manufacturing and License Partnering Agreement (the “Agreement”). The Agreement provides for ROHM to manufacture F-RAM semiconductor product wafers for the Company on ROHM’s established manufacturing line, as well as for the Company’s distribution of certain products manufactured by ROHM. Under the terms of the Agreement, the parties also cross-licensed their F-RAM and certain related intellectual property and technology.

In August, 1994, the Company and ROHM entered into a Cooperative Agreement for License Manufacturing of FRAM Product and in September, 1995, a Supplement-1 to that agreement. The current Agreement supersedes the 1994 and 1995 agreements.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

99.1	Press Release of Ramtron International Corporation dated July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer of the Registrant)

Dated: July 23, 2012